Exhibits 8.1 and 23.1

October 5, 2006

Bond Securitization L.L.C.
1 Bank One Plaza
Chicago, Illinois  60670

Re:

Bond Securitization L.L.C.,

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Bond Securitization L.L.C., a Delaware limited liability company (the “Company”), in connection with the issuance of the C-BASS Mortgage Loan Asset-Backed Certificates, Series 2006-CB7 (the “Certificates”), pursuant to a prospectus dated September 29, 2006, as supplemented by a preliminary prospectus supplement dated September 29, 2006 and a prospectus supplement dated October 2, 2006 (the “Base Prospectus,” the “Preliminary Prospectus Supplement” and the “Prospectus Supplement,” respectively, and collectively the “Prospectus”).  A registration statement of the Company on Form S-3 relating to the Certificates (Commission File No. 333-136741) has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and was declared effective on September 20, 2006.  As set forth in the Prospectus, the Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement dated as of September 1, 2006 (the “Pooling Agreement”), among the Company, as depositor, Credit-Based Asset Servicing and Securitization LLC, as seller (the “Seller”), LaSalle Bank National Association, as trustee (the “Trustee”), Litton Loan Servicing LP, as servicer (the “Servicer”).

We have examined a form of the Pooling Agreement, forms of the Certificates, the Prospectus, and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents.  As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, to the extent we have deemed appropriate, upon certificates and oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

 (i)

Under existing law, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each segregated pool of assets for which the Pooling Agreement directs that a REMIC election be made will qualify as a “real estate mortgage investment conduit” (“REMIC”) pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”); each of the Offered Certificates, exclusive of any right to receive payments with respect to Cap Carry Forward Amounts, will evidence ownership of “regular interests” in a REMIC within the meaning of the Code; each of the Basis Risk Reserve Fund and the Supplemental Interest Trust will be an “outside reserve fund” within the meaning of Treasury Regulations Section 1.860G-2(h); and each Residual Certificate will be considered to represent the sole class of “residual interest” in one or more REMICs within the meaning of Section 860G(a)(2) of the Code established under the Pooling Agreement.

(ii)

The statements contained under the caption “Material Federal Income Tax Consequences” in the Base Prospectus and “Material Federal Income Tax Consequences” in the Prospectus Supplement, insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America.

We hereby consent to the filing of this letter and to the references to this firm under the heading “Material Federal Income Tax Consequences” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus, Preliminary Prospectus Supplement or the Prospectus Supplement.

Very truly yours,

/s/ McKee Nelson LLP

McKee Nelson LLP